UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2016

BEASLEY BROADCAST GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On July 19, 2016, Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Greater Media, Inc., a Delaware corporation (“Greater Media”), Beasley Media Group 2, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Peter A. Bordes, Jr., as the Stockholders’ Representative (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Greater Media, with Greater Media surviving the merger as an indirect wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the terms of the Merger Agreement, the Company agreed to acquire all of the issued and outstanding equity stock of Greater Media for an aggregate purchase price of $239,875,000, inclusive of the refinancing of approximately $80 million of Greater Media’s outstanding debt and the payment of certain transaction expenses. The proceeds to be paid to the stockholders of Greater Media are expected to consist of (i) approximately $100 million in cash and (ii) approximately $25 million in shares of the Company’s Class A common stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share (the “Merger Shares”). The Merger consideration is subject to adjustment for changes in working capital of Greater Media, outstanding debt of Greater Media and its subsidiaries as of the date of the closing and certain other payments and expenses. Additional Merger Shares may be issued in connection with such adjustment. In addition, the stockholders of Greater Media will receive the net cash proceeds from the sale of Greater Media’s tower assets, estimated to be approximately $20 million.

As of July 15, 2016, the Company had 6,654,024 shares of Class A common stock outstanding (the “Class A Shares”) and 16,662,743 shares of Class B common stock outstanding (the “Class B Shares” and together with the Class A Shares, the “Company Common Stock”). On matters other than the election of directors, the holders of Class A Shares and Class B Shares vote as a single class, with each Class A Share being entitled to one vote and each Class B Share entitled to ten votes.

The board of directors of the Company has approved, and declared to be advisable and in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants to conduct their businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period (including the payment of dividends other than, in the case of the Company, the Company’s routine quarterly dividend declared and paid in the ordinary course).

Consummation of the Merger is subject to customary closing conditions, including

(i) approval from the Federal Communications Commission, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject to customary materiality qualifiers, the accuracy of the representations and warranties of the Company and Merger Sub contained in the Merger Agreement and compliance by the Company with its covenants contained in the Merger Agreement, (v) the Merger Shares having been approved for listing on the Nasdaq Global Select Market and (vi) the Company having delivered executed counterparts to certain ancillary agreements. The Company has obtained a debt financing commitment to fund the transactions contemplated by the Merger Agreement (see “Commitment Letter” below), the aggregate proceeds of which, together with cash and cash equivalents available to the Company and issuance of the Merger Shares, will be sufficient for the Company to pay the aggregate Merger Consideration and all related fees and expenses.

The Merger Agreement contains certain customary termination rights for both the Company and Greater Media. The Merger Agreement also provides that the Company shall pay Greater Media a termination fee of $6,390,000 if Greater Media terminates the Merger Agreement because all conditions to closing have been satisfied and the Company has not consummated the Merger due to the failure of the financing to be available; provided that Greater Media is not also able to terminate the Merger Agreement due to the Company’s breach. It further provides that the Company shall pay Greater Media a termination fee of $12,780,000 if (i) Greater Media terminates the Merger Agreement due to a breach of a representation or covenant by the Company such that the applicable condition to closing is not satisfied or (ii) Greater Media terminates the Merger Agreement because the Company has failed to consummate the Merger when required by the Merger Agreement, in circumstances where the financing was available.

The Merger Agreement contemplates that the parties or their affiliates will enter into the following additional agreements at Closing: (i) an Investor Rights Agreement and (ii) a Registration Rights Agreement. The Investor Rights Agreement would provide the former stockholders of Greater Media receiving Merger Shares (the “Greater Media Stockholders”) with tag-along rights to participate in certain sales of equity securities by the Company and its affiliates and also would provide the Greater Media Stockholders with the right to nominate one director for election to the Company’s Board, so long as the Greater Media Stockholders collectively hold at least 75 % of the Merger Shares issued to them at the closing of the Merger. The Registration Rights Agreement would require the Company to prepare and file with the Securities and Exchange Commission (“SEC”), not later than 20 days after the consummation of the Merger, a registration statement with respect to the resale of the Merger Shares by the Greater Media Stockholders, among other things.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Greater Media, the Company or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Greater Media, the Company, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that Greater Media exchanged with the Company and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the information statement that the Company will be filing in connection with the Merger, as well as in the annual report on Form 10-K, quarterly reports on Form 10-Q and other documents that the Company has filed or may file with the SEC.

Commitment Letter

In connection with the transactions contemplated by the Merger Agreement, Royal Bank of Canada (“RBC”), U.S. Bank National Association (“USBank”) and Beasley Mezzanine Holdings, LLC (the “Borrower”), a direct subsidiary of the Company, entered into a commitment letter, dated July 19, 2016 (the “Commitment Letter”), pursuant to which RBC and USBank have agreed to provide a credit facility consisting of (a) a term loan B facility in the amount of $265.0 million (the “Term Loan B Facility”) and (b) a revolving credit facility of $20.0 million. The Term Loan B Facility will be borrowed by the Borrower at the closing of the Merger and, along with the Merger Shares, will be used to pay the purchase price, fees, costs and expenses incurred in connection with the Merger, and to refinance existing third party indebtedness of the Borrower and Greater Media. The obligations of RBC and USBank to provide the debt financing under the Commitment Letter are subject to certain customary closing conditions, including the consummation of the Merger. The termination date for the commitments of RBC and USBank is six months after the date of the Commitment Letter; provided that such termination date will automatically extend by an additional three months in certain circumstances. In connection with the Commitment Letter, RBC, USBank, and the Borrower entered into a fee letter pursuant to which the Borrower agreed to pay certain fees to RBC, USBank and any additional lenders.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the Merger Shares in connection with the Merger as described above will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act (“Regulation D”). The Greater Media Stockholders are accredited investors as such term is defined in Rule 501 of Regulation D. The Company has not and will not engage in general solicitation or advertising with regard to the issuance of the Merger Shares pursuant to the Merger Agreement and has not and will not offer securities to the public in connection with the issuance of the Merger Shares pursuant to the Merger Agreement. The Merger Shares issued in connection with the Merger have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Class A Shares are traded on the Nasdaq Global Select Market under the symbol “BBGI”. On July 18, 2016, the last trading day prior to the execution of the Merger Agreement, the closing price of the Class A Shares reported on the Nasdaq Global Select Market was $4.42 per share.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In accordance with the requirements of the Nasdaq Stock Market Listing Rules and the General Corporation Law of the State of Delaware, the Company is required to seek stockholder approval of the issuance of the Merger Shares in connection with the Merger, as described above. On July 19, 2016, the holders of 1,280,738 Class A Shares and 10,687,605 Class B Shares, constituting a majority of the voting control of the Company, approved by written consent the issuance of the Merger Shares as consideration for the Merger.

In connection with the written consent, the Company will file an Information Statement on Schedule 14C (the “Information Statement”) with the SEC pursuant to the Securities Act and the rules and regulations thereunder, and will provide a copy of the Information Statement to all stockholders who did not execute the written consent. The written consent will not take effect until the date that is 20 days after the date the Information Statement is first given to all stockholders of the Company who did not execute the written consent.

Item 7.01.	Regulation FD Disclosure.

On July 19, 2016, the Company issued a press release relating to the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On July 19, 2016, the Company released an investor presentation relating to the Merger, a copy of which is filed as Exhibit 99.2 to this report.

Important Additional Information:

The Company will file an Information Statement and other relevant documents concerning the proposed Merger and related matters with the SEC. The Information Statement and other materials filed with the SEC will contain important information regarding the Merger and the issuance of the Merger Shares in connection with the Merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE INFORMATION STATEMENT AND OTHER MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, THE ISSUANCE OF THE SHARES OF COMPANY COMMON STOCK IN THE MERGER AND RELATED MATTERS. You will be able to obtain the Information Statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Beasley Broadcast Group, Inc., 3033 Riviera Drive, Suite 200, Naples, Florida 34103, Attention: Corporate Secretary.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Merger and the expected timing for closing the Merger. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions help identify forward-looking statements. Factors that could cause actual events to differ include, but are not limited to:

•	the risk that the Merger may not be completed;

•	the ability of the Company to obtain debt financing for the Merger;

•	the ability to successfully combine the businesses of the Company and Greater Media;

•	the ability of the Company to achieve the expected cost savings, synergies and other benefits from the proposed Merger within the expected time frames or at all;

•	the incurrence of significant transaction and other Merger-related fees and costs;

•	the incurrence of unexpected costs, liabilities or delays relating to the Merger;

•	the risk that the public assigns a lower value to Greater Media’s business than the value used in negotiating the terms of the Merger;

•	the effects of the Merger on the interests of the Company’s current stockholders in the earnings, voting power and market value of the Company;

•	the risk that the Merger may not be accretive to the Company’s current stockholders;

•	the risk that the Merger may prevent the Company from acting on future opportunities to enhance stockholder value;

•	the impact of the issuance of the Merger Shares in connection with the Merger;

•	the risk that any goodwill or identifiable intangible assets recorded due to the Merger could become impaired;

•	the risk due to business uncertainties and contractual restrictions while the Merger is pending that could disrupt the Company’s business;

•	the risk that a closing condition to the proposed Merger may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company and Greater Media generally, including those set forth in the Company’s filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings.

Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated 19, 2016, by and among Greater Media, Inc., a Delaware corporation, the Company, Beasley Media Group 2, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Company, and Peter J. Bordes, Jr., as the Stockholders’ Representative.*

99.1	Press release of the Company dated July 19, 2016

99.2	Investor Presentation dated July 19, 2016

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: July 19, 2016